Exhibit 10.7

AGREEMENT

     THIS AGREEMENT (the "Agreement") is made this 12th day of February 2008, between EcoloCap Solutions Inc., a Nevada corporation (hereinafter referred to as “EcoloCap”), and United Best Technology Limited, a Hong Kong corporation (hereinafter referred to as "United").

RECITALS

     Whereas, EcoloCap desires to retain the services of United in assisting Ecolocap finding new clients for its services; and,

     Whereas, United possess the know how to assist Ecolocap finding and obtaining new clients for its services.

     Whereas, United agrees to be engaged and retained by EcoloCap and upon said terms and conditions.

     NOW, THEREFORE, in consideration of the recitals, promises and conditions in this Agreement, United and EcoloCap agree as follows:

1. SERVICES OF UNITED. United shall provide advice to undertake for and consult with EcoloCap concerning certain operational areas and shall review and advise EcoloCap regarding Carbon Credits (“CER”) and Clean Development Mechanism projects as well as EcoloCap’s overall progress, needs and condition in those areas. United agrees to provide on a timely basis the following enumerate services plus any additional services contemplated thereby:

A. Advise EcoloCap relative to finding and negotiating contracts and projects permitting the issuance of CER that could be certified and traded, and to further assist with the negotiation for the execution of said contracts or projects by EcoloCap or one of its affiliates;

B. Devote all its intellectual property, knowledge, technology and its contacts related to the CER and Clean Development Mechanism projects as describe within the Kyoto Protocol, or its successors, to fulfill its obligations under the present agreement, exclusively for the development of EcoloCap’s business, for the duration of the present agreement, in an exclusive and define territory, as describe in schedule 1-B;

C. To close contracts or projects on behalf of EcoloCap for a minimum of Three Million Six Hundred Thousand (3,600,000) CERs that could be certified, traded and delivered. When a contract or projects for a CER is executed and the Project Idea Note is accepted (‘PIN’), the CER will be considered delivered (the “Contracts”).

     2. TERM. The term of this Agreement shall be for a period of five years commencing January 1, 2008 and is renewable for successive one year terms but could be terminated thereafter twelve month before the end of each terms by mutual agreement of the parties.

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     3. COMPENSATION OF UNITED. United for the exclusivity of its services granted to EcoloCap for, including but not restricted to, the field of Carbon Credits (CER) and Clean Development Mechanism projects as describe within the Kyoto Protocol, as well as fulfill the other obligations as described in paragraph one, United will receive Three Million Five Hundred Thousand (3,500,000) restricted shares of EcoloCap’s Common Stock.

United will be issued Three Million Five Hundred Thousand (3,500,000) restricted shares on the date of the execution of the Agreement, out of said Three Million Five Hundred Thousand (3,500,000) restricted shares, One Million (1,000,000) restricted shares will be put in escrow as of the date of the effectiveness of the present agreement, but delivered as follow:

A.	Five Hundred Thousand (500,000) shares when United delivers Contracts representing the issuance of Six Hundred Thousand CERs that could be certified, traded and delivered; and,

B.	One Hundred Thousand (100,000) shares for each Contract representing the issuance of an additional Six Hundred Thousand CERs that could be certified, traded and delivered.

At the end of the term of this Agreement, all shares remaining in escrow shall be cancelled.

     4. RELATIONSHIP OF PARTIES. This Agreement shall not constitute and employer-employee relationship. It is the intention of each party that United shall be an independent contractor and not an employee of the EcoloCap. United shall not have authority to act as the agent of EcoloCap except when such authority is specifically delegated to United by EcoloCap. Subject to the express provisions herein, the manner and means utilized by United in the performance of United's services hereunder shall be under the sole control of United. All compensation paid to United hereunder shall constitute earnings to United from self-employment income. EcoloCap shall not withhold any amounts therefrom as federal or state income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act (Social Security) or any similar federal or state law applicable to employers and employees.

     5. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this Agreement. Either party may change its address by written notice made in accordance with this section.

     6. BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.

     7. REPRESENTATIONS AND WARRANTIES OF UNITED. United hereby represents and warrants to EcoloCap as follows:

a.	The undersigned United understands that EcoloCap’s SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND

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EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCIES AND NO REGISTRATION STATEMENT HAS BEEN FILED WITH ANY REGULATORY AGENCY.

b.

The undersigned United is not an underwriter and would be acquiring EcoloCap’s shares solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution with in the meaning of the federal securities act, the state securities acts or any other applicable state securities acts;

c.

The undersigned United is not a person in the United States of America and at the time the buy order was originated, United was outside the United States of America. The undersigned United is not a citizen of the United States (a U.S. Person) as that term is defined in Reg. S of the Securities Act of 1933 and was not formed by a U. S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933.

d.

The undersigned United understands the speculative nature and risks of investments associated with the Company, and confirms that the shares would be suitable and consistent with his or her investment program and that his or her financial position enable him or her to bear the risks of this investment;

e.	To the extent that any federal, and/or state securities laws shall require, United hereby agrees that any securities acquired pursuant to this Agreement shall be without preference as to assets;

f.	The certificate for Shares will contain a legend that transfer is prohibited except in accordance with the provisions of Regulation S.

g.

United has had the opportunity to ask questions of the Company and has received all information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, United acknowledges receipt of: (1) all material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all information filed with the United States Securities and Exchange Commission; and, (4) an opportunity to question the appropriate executive officers or partners;

h.	United has satisfied the suitability standards and securities laws imposed by government of Hong Kong;

i.

United has adequate means of providing for his current needs and personal contingencies and has no need to sell the Shares in the foreseeable future (that is at the time of the investment, United can afford to hold the investment for an indefinite period of time);

j.	The United has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the United is capable of reading and

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interpreting financial statements. Further, United is a “sophisticated investor” as that term is defined in applicable court cases and the rules, regulations and decisions of the United States Securities and Exchange Commission.

k.	The offer and sale of the Shares referred to herein is being made outside United States within the meaning of and in full compliance with Regulation S.

l.	United is not a U. S. person within the meaning of Regulation S and is not acquiring the Shares for the account or benefit of any U. S. person; and,

m.

United agrees to resell such Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration.

     8. CONFIDENTIALITY. The terms of this Agreement will not be disclosed to anyone unless both parties agree to thereto or unless required to be disclosed pursuant to the laws of the United States of America.

     9. GOVERNING LAW. This Agreement is made and shall be governed and construed in accordance with the laws of the state of Nevada and it is agreed that jurisdiction and venue of any action pertaining to this Agreement will be in Las Vegas, Nevada.

     10. ASSIGNMENT. Any attempt by either party to assign any rights, duties or obligations which arise under this Agreement without the prior written consent of the other party shall be void, and shall constitute a breach of the terms of this Agreement.

     11. ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement between EcoloCap and United. No promises, guarantees, inducements, or agreements, oral or written, express or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by the party or parties to be charged.

     12. LITIGATION EXPENSES. If any action at law or in equity is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which it may be entitled.

     In witness whereof, the parties have executed the day and year first above written.

ECOLOCAP SOLUTIONS INC.

BY: ALEXANDER C. GILMOUR
Alexander C. Gilmour, Chairman

UNITED BEST TECHNOLOGY LIMITED

BY: DR. TRI VU TRUONG
Dr. Tri Vu Truong, President

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SCHEDULE 1-B
Exclusive territory

Asia
Central-Africa
Central and South-America

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